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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 10, 1996


                              NEW VALLEY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        NEW YORK                      1-2493                 13-5482050
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(State or Other Juris-            (Commission File           (IRS Employer
diction of Incorporation)         Number)               Identification No.)


  100 S.E. SECOND STREET, MIAMI, FLORIDA                   33131
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(Address of principal executive offices)                 (Zip Code)


                         Registrant's telephone number,
                              including area code:

                                 (305) 579-8000


                                     N/A
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        (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On January 10 and January 11, 1996, New Valley Corporation (the "Company") acquired four commercial office buildings (the "Office Buildings") and eight shopping centers (the "Shopping Centers"), respectively, for an aggregate purchase price of $183.9 million, consisting of $23.9 million in cash and $160 million in mortgage financing.

                 The Office Buildings consist of two adjacent commercial office buildings in Troy, Michigan and two adjacent commercial office buildings in Bernards Township, New Jersey. The Company acquired the Office Buildings in Michigan from Bellemead of Michigan, Inc. ("Bellemead Michigan") and the Office Buildings in New Jersey from Jared Associates, L.P. (each, a "Seller"), for an aggregate purchase price of $111,400,000. Each Seller is an affiliate of Bellemead Development Corporation, which is indirectly wholly owned by The Chubb Corporation. The purchase price was paid for the Office Buildings as follows: (i) $23,500,000 for the 700 Tower Drive property, located in Troy, Michigan; (ii) $28,100,000 for the 800 Tower Drive property, located in Troy, Michigan; (iii) $48,325,000 for the Westgate I property, located in Bernards Township, New Jersey; and (iv) $11,475,000 for the Westgate II property, located in Bernards Township, New Jersey. The two Michigan buildings were constructed in 1987 and the two New Jersey buildings were constructed in 1991. The gross square footage of the Office Buildings ranges from approximately 50,300 square feet to approximately 244,000 square feet.

                 The Company acquired a fee simple interest in each Office Building (subject to certain rights of existing tenants), together with a fee simple interest in the land underlying three of the Office Buildings and a 98-year ground lease (the "Ground Lease") underlying one of the Office Buildings. Under the Ground Lease, Bellemead Michigan, as lessor, is entitled to receive rental payments of a fixed monthly amount and a specified portion of the income received from the 700 Tower Drive property. Space in the Office Buildings is leased to commercial tenants and, as of the closing date, the Office Buildings were fully occupied.

                 Of the $111,400,000 aggregate purchase price for the Office Buildings, the Company paid $11,400,000 in cash at the closing, and executed four promissory notes in the aggregate principal amount of $100,000,000 (the "Office Building Notes") in favor of the applicable Seller for the balance of the purchase price. Each Office Building Note has a term of approximately 15 years (other than the note for the 800 Tower Drive property, which has a term of approximately 10 years), bears interest at the rate of 7.5% per annum, and is secured by a first mortgage on the respective Office Building in favor of the applicable Seller, as well as by an assignment of leases and rents.
Principal is amortized to the extent of approximately 7% (or, in the case of the 800 Tower Drive property, approximately 6%) during the term of the Office Building Notes and, with respect to the 800 Tower Drive property only, the Company must make additional prepayments of principal to the Sellers on a quarterly basis to the extent of
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                                                                               2

a specified portion of tenants' payments for electricity and overtime heat, ventilation and air conditioning. The Office Building Notes may be prepaid without penalty and are non-recourse against the Company, except to a specified extent for misappropriations of rents and certain other proceeds and failure to pay special assessments and taxes on the mortgaged properties and except for material misrepresentations by the Company in the purchase agreement pursuant to which it acquired the Office Buildings.

                 Concurrently with the acquisition of the Office Buildings, the Company engaged a property-management affiliate of Sellers that had previously managed the Office Buildings to act as the managing agent and leasing agent for the Office Buildings. The agreement has a fifteen-year term, but may be terminated by either party on 60 days' notice without cause or economic penalty.

                 On January 11, 1996, the Company acquired the Shopping Centers from various limited partnerships (AP Century I., L.P., AP Century II, L.P., AP Century III, L.P., AP Century IV, L.P., AP Century V, L.P., AP Century VI, L.P., AP Century VIII, L.P., and AP Century IX, L.P.) (each, a "Partnership") for an aggregate purchase price of $72,500,000. Each Partnership is an affiliate of Apollo Real Estate Investment Fund, L.P. ("Apollo"). The Shopping Centers are located in Marathon and Royal Palm Beach, Florida; Lincoln, Nebraska; Santa Fe, New Mexico; Milwaukee, Oregon; Richland and Marysville, Washington; and Charleston, West Virginia. The Company acquired a fee simple interest in each Shopping Center and the underlying land for each property. Space in the Shopping Center is leased to a variety of commercial tenants and, as of the closing date, the aggregate occupancy of the Shopping Centers was not less than approximately 80%. The Shopping Centers were constructed at various times during the period 1963-1988. The gross square footage of the Shopping Centers ranges from approximately 108,500 square feet to approximately 222,500 square feet.

                 The purchase price was paid for the Shopping Centers as
follows: (i) $3,900,000 for the Marathon Shopping Center property, located in Marathon, Florida; (ii) $9,840,000 for the Village Royale Plaza Shopping Center property, located in Royal Palm Beach, Florida; (iii) $5,970,000 for the University Place property, located in Lincoln, Nebraska; (iv) $9,600,000 for the Coronado Shopping Center property, located in Santa Fe, New Mexico; (v) $7,280,000 for the Holly Farm Shopping Center property, located in Milwaukee, Oregon; (vi) $10,610,000 for the Washington Plaza property, located in
Richland, Washington; (vii) $12,350,000 for the Marysville Towne Center
property, located in Marysville, Washington; and (viii) $12,950,000 for the Kanawha Mall property, located in Charleston, West Virginia (the properties described in clauses (i), (ii), (v), (vii) and (viii) are subject to an underlying mortgage in favor of a single lender and are referred to collectively as the "Properties").
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                                                                               3

                 Of the $72,500,000 aggregate purchase price for the Shopping Centers, the Company paid $12,500,000 in cash at the closing, and pursuant to the Loan and Security Agreements (as defined below) executed eight promissory notes in the aggregate principal amount of $60,000,000 (the "Shopping Center Notes") in favor of the applicable Partnership for the balance of the purchase price. Each Shopping Center Note has a term of approximately five years, and bears interest at the rate of 8% per annum for the first two and one-half years and at the rate of 9% for the remainder of the term. In addition, with respect to the Properties only, if the net operating income from such Shopping Center is insufficient to cover the interest payments on the corresponding Shopping Center Note, the interest rate thereon is reduced to a rate per annum not less than 6%, whereupon the interest otherwise payable will be deferred until the earlier of the date on which sufficient net operating income is available and the maturity date. There is no amortization of principal except in connection with payments made to obtain the release of mortgages from the property and to the extent net operating income from the Shopping Centers is so available as provided in the Loan and Security Agreements (as described below).

                 Under agreements to be entered into after the closing date, income from the Shopping Centers will be paid to a trustee bank. Under such agreements, certain payments, including regular payments of principal and interest on the Senior Mortgages and the Shopping Center Notes, are to be made before the Company receives income for such period from the Shopping Centers. In addition, the Company has agreed to use any net income from the Shopping Centers it receives in excess of a specified return on its cash investment in the Shopping Centers to pay down principal on the Shopping Center Notes.

                 Each Shopping Center Note is secured by a subordinated purchase-money mortgage (each, a "Purchase-Money Mortgage") and an assignment of leases and rents, and the five Shopping Center Notes covering the Properties are also secured by mortgages junior to the Purchase-Money Mortgages (the
"Junior Mortgages") and subordinated assignments of leases, rents and fixtures. Each Purchase-Money Mortgage and Junior Mortgage (together with corresponding assignments) "wraps around" and is junior to the Senior Mortgages (as defined below), and is in favor of the applicable Partnership. The five Shopping
Center Notes covering the Properties are cross-collateralized. The other three Shopping Center Notes may also be cross-collateralized at the option of the applicable Partnerships, provided certain conditions have been met. In addition, the Shopping Centers are subject to existing senior mortgages (the "Senior Mortgages") in favor of certain lenders to the Partnerships (the "Lenders"). The Shopping Center Notes are non-recourse against the Company, except for misappropriations of insurance and certain other proceeds, failures to apply rent and other income to required maintenance and taxes, environmental liabilities and certain other matters.
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                                                                               4

                   The maturities of the Partnerships' obligations to the Lenders under the Senior Mortgages are in all cases but one shorter than those of the Company to the Partnerships under the Purchase-Money Mortgages and have remaining maturities ranging from approximately one month to approximately seven years. The Company is entitled to certain rights of offset with respect to Seller's failure to discharge or refinance any of the Senior Mortgages and to an indemnity from the Partnerships relating thereto. In addition, the Company has obtained indemnities from Apollo relating to (i) discrepancies between the Purchase-Money (and Junior) Mortgages, on the one hand, and Senior Mortgages, on the other hand, in each case with respect to the Properties, (ii) defaults or acceleration of payments under the Senior Mortgages triggered as a result of the acquisition of the Shopping Centers (other than the Properties) by the Company or the financing thereof and (iii) certain environmental matters.

                 Concurrently with the acquisition of the Shopping Centers, the Company engaged a property-management affiliate of Sellers that had previously managed the Shopping Centers to act as the managing agent and leasing agent for the Shopping Centers. The agreement has a one-year term, and may be terminated by either party at any time after December 31, 1996 on 60 days' notice without cause or economic penalty.

                 The acquisition of the Office Buildings was effected pursuant to a purchase agreement dated January 10, 1996. The acquisition of the Shopping Centers was effected pursuant to a purchase agreement dated January 11, 1996. Each such acquisition was negotiated on an arm's-length basis between the Company and the respective sellers, none of whom is affiliated with the Company or any of its affiliates, or any director or officer of the Company, or any affiliate or associate of any such director or officer. As of December 7, 1995 an affiliate of Apollo and the Partnerships owned approximately $92,988,000 aggregate principal amount of debt securities of BGLS Inc. ("BGLS"). BGLS directly and indirectly holds common and preferred stock of the Company representing in the aggregate approximately 42% of the voting power of the Company.

                 The Company intends to continue the respective uses to which the Office Buildings and the Shopping Centers had previously been devoted immediately prior to their acquisition by the Company. The Office Buildings and Shopping Centers will be operated through the Company's recently established division, New Valley Realty. The source of funds used by the Company for the cash portion of the purchase price for the foregoing real estate acquisitions was internally generated funds of New Valley.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a,b) It is impracticable to provide the required financial statements and pro forma information for the recently acquired real estate properties described above as of the filing date of this Report on Form 8-K. The Company will cause these financial statements and pro forma information to be prepared as promptly as practicable after the filing date, and they will be filed as an amendment to this Report on Form 8-K not later than 60 days following the filing date.

         (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                EXHIBIT INDEX

 2.1        Purchase Agreement dated January 10, 1996 by and among the Company, Bellemead of Michigan, Inc., and Jared
            Associates, L.P. ("Jared").

*2.2        Purchase Agreement dated January 11, 1996 between the Company and AP Century I, L.P., AP Century II, L.P.,
            AP Century III, L.P., AP Century IV, L.P, A.P. Century V, L.P., A.P. Century VI, L.P., A.P. Century VIII,
            L.P. and AP Century IX, L.P.

 4.1        First Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of January
            10, 1996 by the Company, as Mortgagor, and Jared, as Mortgagee (Westgate I).

 4.2        Secured Promissory Note of the Company dated January 10, 1996 in favor of Jared (Westgate I).

*4.3        Loan and Security Agreement dated January 11, 1996 by and between AP Century III, L.P., AP Century IV, L.P.,
            AP Century V, L.P., AP Century VI, L.P. and AP Century VIII, L.P., as Lenders, and the Company, as Borrower
            (the Properties).

*23.1       Consent of Independent Auditor

            The foregoing list omits instruments defining the rights of holders of long-term debt of the Company and its consolidated subsidiaries where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company and its consolidated subsidiaries. The Company hereby agrees to furnish a copy of each such instrument or agreement to the Securities and Exchange Commission upon request.


_______________________

*           To be filed by amendment.
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                                                                               6

                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NEW VALLEY CORPORATION



Date:  January 25, 1996           By:/s/ Richard J. Lampen
                                     ---------------------
                                     Name:   Richard J. Lampen
                                     Title:  Executive Vice President
                                               and General Counsel
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                               INDEX TO EXHIBITS



                                                                    Sequentially
Exhibit No.                       Exhibit                           Numbered Page
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
 2.1             Purchase Agreement dated January 10,
                 1996 by and among the Company,
                 Bellemead of Michigan, Inc., and
                 Jared Associates, L.P. ("Jared").

*2.2             Purchase Agreement dated January 11,
                 1996 between the Company and AP
                 Century I, L.P., AP Century II,
                 L.P., AP Century III, L.P., AP Century
                 IV, L.P, A.P. Century V, L.P.,
                 A.P. Century VI, L.P., A.P. Century
                 VIII, L.P. and AP Century IX, L.P.

 4.1             First Mortgage, Security Agreement,
                 Assignment of Leases and Rents and
                 Fixture Filing dated as of January 10,
                 1996 by the Company, as Mortgagor,
                 and Jared, as Mortgagee (Westgate I).

 4.2             Secured Promissory Note of the Company
                 dated January 10, 1996 in favor of
                 Jared (Westgate I).

*4.3             Loan and Security Agreement dated
                 January 11, 1996 by and between AP
                 Century III, L.P., AP Century IV,
                 L.P., AP Century V, L.P., AP Century
                 VI, L.P. and AP Century VIII, L.P.,
                 as Lenders, and the Company, as
                 Borrower (the Properties).

*23.1            Consent of Independent Auditor



_______________________

*           To be filed by amendment.